Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Swordfish Financial, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Swordfish Financial, Inc.

Date: December 28, 2009	By: /s/ Mike Alexander
Mike Alexander
Chief Executive Officer and President
(principal executive officer)

Date: December 28, 2009	By: /s/ Randy Moseley
Randy Moseley
Chief Financial Officer
(principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Swordfish Financial, Inc. and will be retained by Swordfish Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.